EXHIBIT 10.6

                                    AGREEMENT

     This Agreement is entered into as of August 1, 1999 by and between Lari Acquisition Company, Inc. ("Lari") and The Neptune Society, Inc. (formerly known as Lari Corp.) ("Neptune"), on the one hand, and Emanuel Weintraub and the Emanuel Weintraub Inter Vivos Trust (collectively "Weintraub"), on the other hand, with reference to the following facts:

     WHEREAS:

     A. Lari has certain existing obligations to Weintraub under, inter alia, a Consulting Contract a promissory note in the amount of $19 million and a promissory note in the amount of $2 million;

     B. Lari has requested that Weintraub agree to restructure certain of Lari's obligations to Weintraub in order to assist Lari to increase its cash flow for operation of its recently acquired cremation business and to provide additional available funds to Lari for the acquisition of new cremation businesses;

     C. Weintraub has agreed to accommodate certain of Lari's requests and to agree to restructure certain of Lari's obligations;

     D. The parties are concurrently herewith entering into amendments of the Consulting Contract, the $19 million Promissory Note, the $2 million Promissory Note and the Joint Written Instructions to Escrow Agent dated April 22, 1999 which govern the manner in which certain sums due to Weintraub and others are to be paid and disbursed; and

     E. Lari and Neptune have agreed to provide certain consideration to Weintraub in exchange for his agreement to modify Lari's payment obligations.

     NOW THEREFORE, in consideration of the mutual covenants, agreements, warranties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree with each other as follows:

     1. Neptune will issue, on or before August 13, 1999, stock warrants to purchase 250,000 shares in Neptune at a price of $6.00 per share to the following individuals in the following amounts:

             Linda Stark                          125,000 shares
             Jill Schulman                         62,500 shares

             Nancy Leferman                        62,500 shares

     The warrants shall be exerciseable within four years (i.e., until August 15, 2003) and subject to a one-year statutory holding period restriction.

     2. Lari and Neptune agree to reimburse Weintraub for all reasonable legal fees and costs incurred by him in connection with and related to the negotiation and documentation of the restructuring of Lari' s obligations. Such reimbursement shall be made by not later than 15 days after delivery by Weintraub or his attorneys of the invoice reflecting the incurrence of such legal fees and costs.

     3. Lari will pay to Weintraub the sum of $76,350, of which sum Weintraub acknowledges receipt of $38,175. The remaining $38,175 will be paid by Lari on the earliest of: (1) the payment in full of the $19 million Promissory Note; or
(2) July 31, 2000.

     4. Each of the obligations set forth in this agreement are acknowledged to be obligations which are secured by that security interest created by that Security Agreement dated as of March 31, 1999 by and between Lari, Neptune Management Corp., Neptune Pre-Need Plan, Inc., Heritage Alternatives, Inc. and the Emanuel Weintraub Inter Vivos Trust.

     5. This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

     IN WINESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


Lari Aquisition Company, Inc.

By  /s/ Marco Markin
    -----------------------------

Title: Vice President

The Neptune Society, Inc.
(formerly Lari Corp)

By /s/ Suzanne L. Wood
   ------------------------------
Title: President


EMANUEL WEINTRAUB INTER VIVOS TRUST


Per:
     ----------------------------
     Emanuel Weintraub, Trustee



---------------------------------
EMANUEL WEINTRAUB